Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

HSBC Insurance Company of Delaware

Household Life Insurance Company of Delaware

Report on the Financial Statements

We have audited the accompanying combined financial statements of HSBC Insurance Company of Delaware and Household Life Insurance Company of Delaware and its subsidiaries, which comprise the combined balance sheet as of December 31, 2012, and the related combined statements of earnings, comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly in all material respects, the financial position of HSBC Insurance Company of Delaware and Household Life Insurance Company of Delaware and its subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

June 14, 2013

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

COMBINED BALANCE SHEET

As of December 31, 2012

(In thousands of U.S. Dollars)

ASSETS
Fixed maturities, available-for-sale, at fair value (amortized cost: — $1,076,519)	$1,268,431
Cash and cash equivalents	160,332
Accrued interest receivable	14,736
Policy loans	26,024
Premiums receivable	5,302
Reinsurance balances recoverable	26,703
Deferred acquisition costs	43,930
Other assets	10,214

TOTAL ASSETS	$1,555,672

LIABILITIES
Policy benefits for life and annuity contracts	$986,042
Loss and loss adjustment expenses	1,055
Unearned premium reserve	576
Current taxes payable	607
Deferred tax liability, net	20,247
Commissions payable	1,211
Other liabilities	4,986

TOTAL LIABILITIES	1,014,724

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Share capital
HSBC Insurance Company of Delaware (Issued 6,000, par value $700)	4,200
Household Life Insurance Company of Delaware (Issued 100,001 par value $10)	1,000
Additional paid-in capital	410,663
Accumulated other comprehensive income	125,085
Retained earnings	—

TOTAL SHAREHOLDERS’ EQUITY	540,948

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,555,672

See accompanying notes to the combined financial statements

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

COMBINED STATEMENT OF EARNINGS

For the Year Ended December 31, 2012

(In thousands of U.S. Dollars)

INCOME
Net premiums earned	$189,937
Net investment income	64,340
Net gain on sale of securities	23,521
Other-than-temporary-impairment losses	(1,526)
Commission and fee income	3,955

280,227

EXPENSES

Benefits and other changes in policy reserves	135,098
Incurred claims	2,977
Acquisition costs	14,621
General and administrative expenses	97,167

249,863

EARNINGS BEFORE INCOME TAXES	30,364
INCOME TAXES	(18,120)

NET EARNINGS	$12,244

See accompanying notes to the combined financial statements

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

COMBINED STATEMENT OF COMPREHENSIVE INCOME

For the Year Ended December 31, 2012

(In thousands of U.S. Dollars)

NET EARNINGS	$12,244

Other comprehensive income, net of tax:
Unrealized holding losses on investments arising during the period	(1,999)
Reclassification adjustment for net realized and unrealized losses included in net earnings	15,227
Reclassification adjustment for other-than-temporary-impairment losses included in net earnings	(987)

Total other comprehensive income	12,241

COMPREHENSIVE INCOME	$24,485

See accompanying notes to the combined financial statements

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Year Ended December 31, 2012

(In thousands of U.S. Dollars)

Share Capital — Ordinary Shares
Balance, beginning and end of period	$5,200

Additional Paid-in Capital
Balance, beginning of period	$769,395
Return of capital	(358,732)

Balance, end of period	$410,663

Accumulated Other Comprehensive Income
Balance, beginning of period	$112,844
Change in other comprehensive income	12,241

Balance, end of period	$125,085

Retained Earnings
Balance, beginning of period	$42,024
Dividends paid	(54,268)
Net earnings	12,244

Balance, end of period	$—

Total Shareholder’s Equity	$540,948

See accompanying notes to the combined financial statements

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

COMBINED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2012

(In thousands of U.S. Dollars)

OPERATING ACTIVITIES:
Net earnings	$12,244
Adjustments to reconcile net earnings to cash flows used in operating activities:
Net realized investment gains	(23,521)
Deferred policy acquisition costs	14,621
Amortization of premiums and discounts	4,234
Impairment losses	1,526
Deferred income taxes	(3,327)
Changes in assets and liabilities:
Future policy benefits	(57,201)
Accrued investment income	(8,488)
Current taxes payable	11,100
Liability for policy and contract claims	(3,648)
Other	2,803

Net cash flows used in operating activities	(49,657)

INVESTING ACTIVITIES:
Proceeds from investments sold or matured:
Fixed maturities	671,517
Cost of investments acquired:
Fixed maturities	(144,063)
Net decrease in policy loans	7,281

Net cash flows provided by investing activities	534,735

FINANCING ACTIVITIES:
Return of capital	(358,732)
Dividends paid	(54,268)

Net cash flows used in financing activities	(413,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	72,078
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	88,254

CASH AND CASH EQUIVALENTS, END OF PERIOD	$160,332

Supplemental disclosures of cash flow information:
Income taxes paid	$13,417

See accompanying notes to the combined financial statements

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS

December 31, 2012

(Tabular information expressed in thousands of U.S. dollars)

1. Business

HSBC Insurance Company of Delaware and Household Life Insurance Company of Delaware (the “Companies”) are the combination of HSBC Insurance Company of Delaware (a Delaware property and casualty company) and Household Life Insurance Company of Delaware (a Delaware life insurance company) and its subsidiaries, Household Life Insurance Company of Arizona (an Arizona life insurance company) and Household Life Insurance Company (a Michigan life insurance company) along with its subsidiary First Central National Life Insurance Company of New York (a New York life insurance company). The Companies were indirect wholly owned subsidiaries of HSBC Finance Corporation, an indirect subsidiary of HSBC Holdings plc. On March 31, 2013, Pavonia Holdings (US) Inc. (“Pavonia”), a wholly-owned subsidiary of Enstar Group Limited, acquired the Companies for an aggregate cash purchase price of approximately $155.6 million.

The life insurance business consists of credit life insurance, term life, corporate owned life insurance, annuities and critical illness. The non-life insurance business consists of credit non-life insurance. Credit non-life insurance contracts include accident and health, property, and unemployment. The insurance contracts sold by the Companies relate primarily to core underlying banking activities of HSBC. The Companies ceased issuing new policies in 2012.

2. Basis of Presentation

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the combined financial statements. In applying these policies and estimates, management makes subjective and complex judgments that frequently require assumptions about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Companies’ business and operations. Actual results could differ from estimates.

3. Significant Accounting Policies

(a) Cash and cash equivalents

The Companies consider all highly liquid debt instruments purchased with an original maturity of 3 months or less to be cash and cash equivalents.

(b) Investments

The Companies maintain investment portfolios of debt securities (comprised primarily of corporate debt securities). The Companies’ entire investment securities portfolio is classified as available-for-sale. Available-for-sale investment securities are intended to be invested for an indefinite period but may be sold in response to events the Companies expect to occur in the foreseeable future. These investments are carried at fair value with changes in fair value recorded as adjustments to common shareholder’s equity in other comprehensive income (loss), net of income taxes.

Cost of investment securities sold is determined using the specific identification method. Accrued investment income is classified with accrued interest.

Fixed maturity investments classified as available-for-sale are carried at fair value, with unrealized gains and losses excluded from net earnings and reported as a separate component of accumulated other comprehensive income. Realized gains and losses on sales of investments classified as available-for-sale are recognized in the combined statement of earnings. Amortization of premium or discount is recognized using the effective yield method and included in net investment income. For mortgage-backed and asset-backed investments, and any other holdings for which there is a prepayment risk, prepayment assumptions are evaluated and revised on a regular basis.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

Fixed maturity investments classified as available-for-sale are reviewed quarterly to determine if they have sustained an impairment of value that is, based on management’s judgment, considered to be other than temporary. The process includes reviewing each fixed maturity investment that is below cost and: (1) determining if the Companies have the intent to sell the fixed maturity investment; (2) determining if it is more likely than not that the Companies will be required to sell the fixed maturity investment before its anticipated recovery; and (3) assessing whether a credit loss exists, that is, whether the Companies expect that the present value of the cash flows expected to be collected from the fixed maturity investment is less than the amortized cost basis of the investment. In evaluating credit losses, the Companies consider a variety of factors in the assessment of a fixed maturity investment including: (1) the time period during which there has been a significant decline below cost; (2) the extent of the decline below cost and par; (3) the potential for the investment to recover in value; (4) an analysis of the financial condition of the issuer; (5) the rating of the issuer; and (6) failure of the issuer of the investment to make scheduled interest or principal payments. If management concludes an investment is other-than-temporarily impaired (“OTTI”) then the difference between the fair value and the amortized cost of the investment is presented as an OTTI charge in the combined statements of earnings, with an offset for any noncredit related loss component of the OTTI charge to be recognized in other comprehensive income. Accordingly, only the credit loss component of the OTTI amount will have an impact on the Companies’ earnings. If we intend to sell an impaired security or it is more likely than not we will be required to sell it, the security is written down to fair value.

(c) Policy loans

Loans to policyholders are shown at their unpaid principal balance and are fully secured by the cash surrender values of the policies. Carrying value of loans to policyholders approximates their fair value.

(d) Reinsurance

The Companies, in the normal course of business, cede and assume reinsurance. Assumed reinsurance refers to the acceptance of certain insurance risks by the Companies underwritten by another company. Ceded reinsurance refers to the transfer of insurance risk, along with the respective premiums, to one or more reinsurers who will share the risks in order to limit the potential for losses arising from certain exposures. To the extent that reinsurers are unable to meet their obligations, the Companies remain liable to their policyholders for the portion reinsured. Consequently, allowances are made for reinsurance contracts which are deemed uncollectible.

Under certain forms of reinsurance contracts, it is customary for the ceding insurer to retain possession of the reinsurance assets supporting the liabilities ceded. The Companies record an amount receivable from the ceding insurer representing the premium due. At December 31, 2012, net amounts due to reinsurers totaled $0.1 million, amounts on deposit with ceding companies totaled $25.1 million, and amounts recoverable from reinsurers totaled $1.8 million.

Assumed reinsurance premiums, commissions and claim settlements, as well as the reinsurance assets associated with insurance and investment contracts, are accounted for in accordance with the terms and conditions of the underlying reinsurance contract. Reinsurance assets are reviewed for impairment on a regular basis for any events that may trigger impairment. The Companies consider various factors in the impairment evaluation process, including but not limited to, collectability of amounts due under the terms of the contract. The carrying amount of a reinsurance asset is adjusted through an allowance account with any impairment loss being recorded in the combined statement of earnings.

Premiums and claims ceded for reinsurance are deducted from premiums earned and insurance and investment contract benefits. Assets and liabilities related to reinsurance are reported on a gross basis in the combined balance sheet. The amount of liabilities ceded to reinsurers is estimated in a manner consistent with the claim liability associated with reinsured risks.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

(e) Deferred policy acquisition costs (“DAC”)

The Companies defer certain acquisition costs related to insurance contracts, which are primarily composed of commissions and certain underwriting expenses, and amortize them in proportion to historic and future earned premium over the applicable contract term.

(f) Life and annuity benefits

The Companies’ life and annuity benefit and future policy benefits are calculated using standard actuarial techniques and cash flow models in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 944, Financial Services — Insurance. The Companies establish and maintain life and annuity reserves at a level that the Companies estimate will, when taken together with future premium payments and investment income expected to be earned on associated premiums, be sufficient to support all future cash flow benefit obligations and third party servicing obligations as they become payable. The Companies review their life and annuity reserves regularly and performs loss recognition testing based upon cash flow projections.

Since the development of the life and annuity reserves is based upon cash flow projection models, the Companies must make estimates and assumptions based on experience and industry mortality tables, longevity and morbidity rates, lapse rates, expenses and investment experience, including a provision for adverse deviation. The assumptions used to determine policy benefit reserves are determined at the inception of the contracts, reviewed and adjusted at the point of acquisition as required, and are locked-in throughout the life of the contract unless a premium deficiency develops. The assumptions are reviewed no less than annually and are unlocked if they result in a material adverse reserve change. The Companies establish these estimates based upon transaction-specific historical experience, information provided by the ceding companies for the assumed business and industry experience. Actual results could differ materially from these estimates. As the experience on the contracts emerges, the assumptions are reviewed by management. The Companies determine whether actual and anticipated experience indicates that existing policy reserves, together with the present value of future gross premiums, are sufficient to cover the present value of future benefits, settlement and maintenance costs and to recover unamortized acquisition costs. If such a review indicates that reserves should be greater than those currently held, then the locked-in assumptions are revised and a charge for life and annuity benefits is recognized at that time.

Because of the many assumptions and estimates used in establishing reserves and the long-term nature of the contracts, the reserving process, while based on actuarial techniques, is inherently uncertain.

(g) Loss and loss adjustment expenses

In accordance with industry practice, the Companies maintain reserves for losses and loss adjustment expenses. These reserves are made up of both case reserves and reserves for claims incurred but not yet reported (“IBNR”). Case reserves result from claims that have been reported and are estimated at the amount of ultimate payment. Additional IBNR reserves are established based on generally accepted actuarial techniques. Such techniques assume that past experience, adjusted for the effects of current developments and anticipated trends, are an appropriate basis for predicting future events.

The internal assumptions considered by the Companies in the estimation of the IBNR amounts for reserves at the Companies’ reporting dates are based on: (i) an analysis of both paid and incurred loss and loss expense development trends; (ii) an analysis of both paid and incurred claim count development trends; (iii) the exposure estimates for reported claims; (iv) recent development on exposure estimates with respect to individual large claims and the aggregate of all claims. Adjustments to IBNR are made periodically to take into account changes in the volume of business written, claims frequency and severity, the mix of business, claims processing and other items as described that are expected by management to affect the Companies’ reserves for losses and loss expenses over time.

By using both individual estimates of reporting claims and generally accepted actuarial reserving techniques, the Companies estimate net liability for loss expenses. Any changes in the liability estimate may be material to the results of operations in future periods.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

(h) Premium revenue recognition

Prior to going into run-off, the Companies wrote various U.S. and Canadian life insurance, including credit insurance, term life insurance, corporate owned life insurance, annuities and critical illness. The Companies will continue to recognize premiums on term life and credit business.

Premiums from traditional life, credit and annuity policies with life contingencies are generally recognized as revenue when due from policyholders. Traditional life and credit policies include those contracts with fixed and guaranteed premiums and benefits. Benefits and expenses are matched with such revenue to result in the recognition of profit over the life of the contracts. The Companies did not write any variable insurance business.

Premiums from annuity contracts without life contingencies are reported as annuity deposits. Policy benefits and claims that are charged to expenses include benefit claims incurred in the period in excess of related policyholders’ account balances. The Companies did not write any variable annuity business.

(i) Income taxes

The life companies file a consolidated federal tax return. Deferred income taxes are recognized, based on enacted rates, when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to the extent required to reduce deferred tax assets to an amount that the Companies, in their judgment, believe is more likely than not realizable. The Companies have the ability and intent to recover in a tax-free manner assets (or liabilities) with book/tax basis differences for which no deferred taxes have been provided, in accordance with ASC Topic 740, “Income Taxes”.

New Accounting Standards Adopted in 2012

ASU 2010-26, Accounting For Costs Associated with Acquiring or Renewing Insurance Contracts

On January 1, 2012, the Companies adopted new guidance regarding accounting for DAC, which was retrospectively applied. The guidance specifies that only costs related directly to successful acquisition of new or renewal contracts can be capitalized as DAC; all other acquisition-related costs must be expensed as incurred. Under the new guidance, advertising costs may only be included in DAC if the capitalization criteria in the direct-response advertising guidance in Subtopic 340-20, “Capitalized Advertising Costs”, are met. As a result, certain direct marketing, sales manager compensation and administrative costs previously capitalized by the Companies can no longer be deferred. The DAC asset decreased by $9.3 million due to the adoption.

ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure

Effective January 1, 2012, the Companies adopted new guidance regarding fair value measurements that establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with GAAP. Some of the amendments clarify the FASB intent on the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The adoption did not have a material impact on the Companies’ combined financial statements.

ASU 2011-05, Presentation of Comprehensive Income

On January 1, 2012, the Companies adopted new guidance regarding comprehensive income, which was retrospectively applied, that provides companies with the option to present the total of comprehensive income, components of net income, and the components of other comprehensive income (“OCI”) either in a single continuous statement of comprehensive income or in two separate but consecutive statements in annual financial statements. The standard eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

4.	INVESTMENTS

Available-for-sale

The amortized cost and estimated fair values of the Companies’ fixed maturity securities classified as available-for-sale were as follows:

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Value

As at December 31, 2012
U.S. treasury	$9,017	$241	$—	$9,258
U.S. government and agency	20,937	4,458	—	25,395
Non-U.S. government	71,763	3,090	(7)	74,846
Corporate	811,190	166,392	(123)	977,459
Residential and commercial mortgage-backed	4,856	202	—	5,058
Foreign debt securities	148,047	17,350	(45)	165,352
Asset-backed	10,709	354	—	11,063

	$1,076,519	$192,087	$(175)	$1,268,431

Included within residential and commercial mortgage-backed securities as at December 31, 2012 are securities issued by U.S. agencies with a fair value of $2.3 million.

The following table summarizes the Companies’ fixed maturity securities classified as available-for-sale in an unrealized loss position as well as the aggregate fair value and gross unrealized loss by length of time the security has continuously been in an unrealized loss position:

	12 Months or Greater		Less Than 12 Months		Total
As at December 31, 2012	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Non-U.S. government	$3,106	$(1)	$3,052	$(6)	$6,158	$(7)
Corporate	—	—	10,303	(123)	10,303	(123)
Foreign debt securities	—	—	6,916	(45)	6,916	(45)

	$3,106	$(1)	$20,271	$(174)	$23,377	$(175)

As at December 31, 2012, the number of securities classified as available-for-sale in an unrealized loss position was 12, with a fair value of $23.4 million. Of these securities, the number of securities that had been in an unrealized loss position for twelve months or longer was 1. As of December 31, 2012, none of these securities were considered to be other than temporarily impaired.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

The contractual maturities of the Companies’ fixed maturity securities classified as available-for-sale are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

As at December 31, 2012	Amortized Cost	Fair Value	% of Total Fair Value

Due in one year or less	$28,209	$28,800	2.3%
Due after one year through five years	215,258	230,266	18.1%
Due after five years through ten years	230,331	261,730	20.6%
Due after ten years	587,156	731,514	57.7%

	1,060,954	1,252,310	98.7%
Residential and commercial mortgage-backed	4,856	5,058	0.4%
Asset-backed	10,709	11,063	0.9%

	$1,076,519	$1,268,431	100.0%

The following table sets forth certain information regarding the credit ratings (provided by major rating agencies) of the Companies’ fixed maturity securities classified as available-for-sale:

As at December 31, 2012	Amortized Cost	Fair Value	% of Total Fair Value

AAA	$73,259	$83,515	6.6%
AA	336,862	397,012	31.3%
A	591,197	701,400	55.3%
BBB or lower	53,902	63,373	5.0%
Not Rated	21,299	23,131	1.8%

	$1,076,519	$1,268,431	100.0%

Other-Than-Temporary Impairment Process

The Companies assess whether declines in the fair value of its fixed maturity investments classified as available-for-sale represent impairment losses that are other-than-temporary and whether a credit loss exists in accordance with its accounting policies. The Companies had no planned sales of their fixed maturity investments classified as available-for-sale as at December 31, 2012. In assessing whether it is more likely than not that the Companies will be required to sell a fixed maturity investment before its anticipated recovery, the Companies consider various factors including their future cash flow requirements, legal and regulatory requirements, the level of their cash, cash equivalents, short-term investments and fixed maturity investments available-for-sale in an unrealized gain position, and other relevant factors. For the twelve months ended December 31, 2012, the Companies did not recognize any other-than-temporary impairments/losses due to required sales. The Companies determined that, as at December 31, 2012, no credit losses existed.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

Fair Value of Financial Instruments

Fair value is defined as the price at which to sell an asset or transfer a liability (i.e. the “exit price”) in an orderly transaction between market participants. The Companies use a fair value hierarchy that gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. The hierarchy is broken down into three levels as follows:

•

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Companies have the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments.

•

Level 2 — Valuations based on quoted prices in active markets for similar assets or liabilities, quoted prices for identical assets or liabilities in inactive markets, or for which significant inputs are observable (e.g. interest rates, yield curves, prepayment speeds, default rates, loss severities, etc.) or can be corroborated by observable market data.

•

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement. The unobservable inputs reflect the Companies’ own judgment about assumptions that market participants might use.

Fair value of the Companies’ available-for-sale securities is generally determined by a third party valuation source. The pricing services generally source fair value measurements from quoted market prices and if not available, the security is valued based on quotes from similar securities using broker quotes and other information obtained from dealers and market participants. For securities which do not trade in active markets, such as fixed income securities, the pricing services generally utilize various pricing applications, including models, to measure fair value. The pricing applications are based on market convention and use inputs that are derived principally from or corroborated by observable market data by correlation or other means. The following summarizes the valuation methodology used for our major security types:

U.S. government sponsored enterprises — Government sponsored mortgage-backed securities do not transact in an active market and therefore fair value is determined using discounted cash flow models and inputs related to interest rates, prepayment speeds, loss curves and market discount rates that would be required by investors in the current market given the specific characteristics and inherent credit risk of the underlying collateral.

U.S. Treasuries — U.S. treasuries transact in an active market, and therefore the pricing services source fair value measurements from quoted prices for the identical security or quoted prices for similar securities with adjustments as necessary made using observable inputs, which are market corroborated.

U.S. corporate and foreign debt securities — For non-callable corporate securities, a credit spread scale is created for each issuer. These spreads are then added to the equivalent maturity U.S. Treasury yield to determine current pricing. Credit spreads are obtained from the new issue market, secondary trading levels and dealer quotes. For securities with early redemption features, an option adjusted spread model is incorporated to adjust the spreads determined above. Additionally, the pricing services will survey the broker/dealer community to obtain relevant trade data including benchmark quotes and updated spreads.

Money market funds — For money market funds, the carrying amount approximates fair value due to the funds liquid nature. Significant inputs used in the valuation of the Companies’ investment securities include selection of an appropriate risk-free rate, forward yield curve and credit spread which establish the ultimate discount rate used to determine the net present value of estimated cash flows of these assets. Such validation principally includes sourcing security prices from other independent pricing services or broker quotes. The validation process provides the Companies with information as to whether the volume and level of activity for a security has significantly decreased and assists in identifying transactions that are not orderly. Depending on the results of the validation, additional information may be gathered from other market participants to support the fair value measurements. A determination is made as to whether adjustments to the observable inputs are necessary as a result of investigations and inquiries about the reasonableness of the inputs used and the methodologies employed by the independent pricing services.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

Fair Value Measurements

In accordance with the provisions of ASC 820, the Companies have categorized investments that are recorded at fair value among levels as follows:

	December 31, 2012
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value

U.S. treasury	$9,258	$—	$—	$9,258
U.S. government and agency	—	25,395	—	25,395
Non-U.S. government	5,250	69,596	—	74,846
Corporate	—	976,548	911	977,459
Residential and commercial mortgage-backed	—	2,274	2,784	5,058
Asset-backed	—	11,063	—	11,063
Foreign debt securities	—	165,352	—	165,352

Total investments	$14,508	$1,250,228	$3,695	$1,268,431

The following table presents a reconciliation of the beginning and ending balances for all investments measured at fair value on a recurring basis using Level 3 inputs during the year ended December 31, 2012:

	Corporate	Residential and Commercial Mortgage-backed	Total

Level 3 investments as of January 1, 2012	$1,788	$3,801	$5,589
Purchases	—	—	—
Sales	(642)	(955)	(1,597)
Total realized and unrealized gains through earnings	—	—	—
Net transfers out of Level 3	(235)	(62)	(297)

Level 3 investments as of December 31, 2012	$911	$2,784	$3,695

Components of net realized and unrealized gains are as follows:

Gross realized gains on available-for-sale securities	$23,896
Gross realized losses on available-for-sale securities	(375)

Net realized gains	$23,521

Proceeds from sales of available-for-sale securities	$611,973

Major categories of net investment income are summarized as follows:

Interest income	$63,592
Other investment income	870
Investment expenses	(122)

Net investment income	$64,340

5.	REINSURANCE BALANCES RECOVERABLE

The effect of reinsurance on premiums earned and benefits incurred are presented in the following table:

	Net Premiums	Net Benefits and Incurred Claims

Direct	$142,494	$90,749
Assumed	61,175	57,275
Ceded	(13,732)	(9,949)

	$189,937	$138,075

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

The Companies had the following ceded reinsurance agreements at December 31, 2012:

Effective August 31, 2005, the Companies entered into a reinsurance agreement with Wesco Insurance Companies (“Wesco”), a formerly affiliated company. Wesco was sold to a third party on June 1, 2006. Under the reinsurance agreement, the Companies assumed all of the business (except in the state of Florida) of Wesco. During 2006, the Companies also entered into reinsurance agreements with several companies which were previously assumed by Wesco.

Effective April 2008, the Companies entered into a contract to cede risk on the simplified issue term life product to Munich American Reassurance Companies (“Munich Re”). Under the terms of the contract, the Companies retained up to two hundred and fifty thousand dollars of the policy face value, the remainder (in excess of two hundred and fifty thousand dollars) was ceded to Munich Re.

Effective May 2009, the Companies entered into a 50% coinsurance quota share agreement to cede credit life and disability insurance on secured loans made through HSBC Bank in Canada to Scor Global Life Canada (“Scor”). Under the terms of the contract, the Companies retained a maximum of two hundred and fifty thousand dollars of the policy face value on all secured loans of three hundred and fifty thousand dollars and above up to five hundred thousand dollars. The remainder (in excess of two hundred and fifty thousand dollars) was ceded to Scor.

Effective May 2010, the Companies entered into a quota share agreement to cede risk on the data driven underwriting term life product to Swiss Re Life and Health America, Inc., (“Swiss Re”). The contract was a 25% first dollar quota share agreement. The Companies retained up to two hundred and fifty thousand dollars of the policy face value, the remainder (in excess of two hundred and fifty thousand dollars) was ceded to Swiss Re.

Effective May 2010, the Companies entered into a quota share agreement to cede risk on the data driven underwriting term life product to Canada Life Assurance Companies (“Canada Life”). The contract was a 25% first dollar quota share agreement. The Companies retained up to two hundred and fifty thousand dollars of the policy face value, the remainder (in excess of two hundred and fifty thousand dollars) was ceded to Canada Life.

6.	POLICY BENEFITS FOR LIFE AND ANNUITY CONTRACTS

The Companies have entered into long duration contracts that subject the Companies to mortality, longevity and morbidity risks and which are accounted for as life and annuity premiums earned. Life and annuity benefit reserves are established using appropriate assumptions for investment yields, mortality, morbidity, lapse and expenses, including a provision for adverse deviation. The Companies establish and review their life and annuity reserves regularly based upon cash flow projections. The Companies establish and maintain their life and annuity reinsurance reserves at a level that the Companies estimate will, when taken together with future premium payments and investment income expected to be earned on associated premiums, be sufficient to support all future cash flow benefit obligations and third party servicing obligations as they become payable. The assumptions used to determine policy benefit reserves are best estimate assumptions that are determined at the inception of the contracts and are locked-in throughout the life of the contract unless a premium deficiency develops. The assumptions are reviewed no less than annually and are unlocked if they result in a material reserve change. The Companies establish these estimates based upon transaction specific historical experience, information provided by the ceding company and industry experience studies. Actual results could differ materially from these estimates. As the experience on the contracts emerges, the assumptions are reviewed by management. The Companies determine whether actual and anticipated experience indicates that existing policy reserves, together with the present value of future gross premiums, are sufficient to cover the present value of future benefits, settlement and maintenance costs and to recover unamortized acquisition costs. If such a review produces reserves in excess of those currently held then the lock-in assumptions are revised and an additional life and annuity benefit reserve is recognized at that time.

Policy benefits for life and annuity contracts for the year ended December 31, 2012 were:

Life	$87,977
Annuities	35,992
Accident and health	11,129

$135,098

7.	EMPLOYEE BENEFITS

The Companies, and substantially all of the HSBC affiliated companies in North America, are covered by several defined benefit pension plans. The benefits are based on years of service and the employee’s compensation during the last five years of employment. The cost allocated to the Companies was $2.6 million and was recognized in the combined statement of earnings for the year ended December 31, 2012.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

8.	RELATED PARTY TRANSACTIONS

Gross premiums derived by the Companies through their affiliation with other HSBC subsidiaries for the year ended December 31, 2012 were as follows:

Life	$57,221
Accident and health	29,430
Property and casualty	27,288

$113,939

Commissions are paid to affiliated companies on business generated through other HSBC subsidiaries. Commission expense on the affiliated premiums was $17.0 million for the year ended December 31, 2012. Retention expense on the assumed business is paid to various reinsurers. Retention commissions paid were $4.8 million for 2012.

Credit products are offered to customers of HSBC Finance Corporation and HSBC Bank, affiliates of the Companies. In 2012, the Companies paid a total of $16.9 million for the year ended 2012 in commissions to these two affiliates to distribute their credit life and health products through their Canadian operation.

The Companies have agreements with subsidiaries of HSBC Finance Corporation whereby management service expenses, salaries and benefits, and facility occupancy charges are allocated to the Companies. Payments for services are paid through an affiliate, Household Insurance Group, Inc. Such expenses amounted to $38.0 million in 2012. The Companies also have an investment management agreement pursuant to which expenses were $0.6 million in 2012. Additional services from affiliates include premium management fees payable to BFC Insurance Agency of Nevada. Such expenses amounted to $0.2 million in 2012.

9.	TAXATION

Earnings before income taxes include the following components:

Year Ended December 31, 2012
Domestic (U.S.)	$13,417
Foreign	16,947

Total	$30,364

Tax expense (benefit) for income taxes is comprised of:

Year Ended December 31, 2012
Current:
Domestic (U.S.)	$15,495
Foreign	5,952

21,447

Deferred:
Domestic (U.S.)	(3,120)
Foreign	(207)

(3,327)

Total tax expense	$18,120

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

The Companies have operating subsidiaries and branch operations in Canada and are subject to federal, provincial and local taxes in the jurisdiction.

The expected income tax provision for the foreign operations computed on pre-tax income at the weighted average tax rate has been calculated as the sum of the pre-tax income in the jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate.

The actual income tax rate differed from the amount computed by applying the effective rate of 35% under Federal law to earnings before income taxes as shown in the following reconciliation:

Year Ended December 31, 2012

Expected tax rate	35.0%
Distribution of foreign earnings	20.3%
Other	4.4%

Effective tax rate	59.7%

Accounting for income taxes focuses on the balance sheet with the objective of recognizing deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the tax returns. The expected future tax consequences are the tax effects of differences between the tax bases and financial statement carrying amounts of assets and liabilities. The temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented in the table below:

As at December 31, 2012
Deferred tax assets

Insurance reserves	$56,196
Foreign tax credit carryover	1,879

58,075

Deferred tax liabilities
Investments	(66,827)
Deferred policy acquisition costs	(11,344)

Other	(151)

Net deferred tax liabilities	(78,322)

Net deferred tax liability	$(20,247)

The Companies recognize deferred tax assets and liabilities for the future tax consequences related to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for tax credits and state net operating losses. The Companies evaluate their deferred tax assets for recoverability considering negative and positive evidence, including the Companies historical financial performance, projections of future taxable income, future reversals of existing taxable temporary differences and any carryback available. In evaluating the need for a valuation allowance, the Companies estimate future taxable income, future capital requirements and ongoing tax planning strategies. This process involves significant management judgment regarding assumptions that are subject to change

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

from period to period. Because the recognition of deferred tax assets requires management to make significant judgments about future earnings, the periods in which items will impact taxable income and the application of inherently complex tax laws, the Companies have identified the assessment of deferred tax assets and the need for any related valuation allowance as a critical accounting estimate. The Companies analysis of the realizability of deferred tax assets considers any future taxable income expected from continuing operations. The Companies currently have no valuation allowance recorded.

Furthermore, if future events differ from our current forecasts, valuation allowances may need to be established, which could have an adverse effect on our results of operations. The Companies will continue to update their assumptions and forecasts of future taxable income and assess the need for a valuation allowance. The Companies interpretations of tax laws are subject to examination by the Internal Revenue Service and state taxing authorities. Resolution of disputes over interpretations of tax laws may result in us being assessed additional income taxes. The Companies regularly review whether they may be assessed such additional income taxes and recognize liabilities for such potential future tax obligations as appropriate.

Uncertain tax positions are reviewed on an ongoing basis and are adjusted in light of changing facts and circumstances, including progress of tax audits, developments in case law and the closing of statute of limitations. Such adjustments are reflected in the tax provision. There are no significant tax uncertainties as of December 31, 2012.

10.	INSURANCE SUBSIDIARY REGULATORY MATTERS

The Companies file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners (“NAIC”) in the United States and The Office of Superintendent of Financial Institutions (“OSFI) in Canada. Such statements are prepared in accordance with Statutory Accounting Principles (“SAP”) prescribed or permitted by such authorities which may vary materially from GAAP. SAP includes the Accounting Practices and Procedures Manual of the NAIC as well as other laws, regulations and administrative rules promulgated by the state insurance departments. SAP encompasses all accounting practices not so prescribed. The principal differences between statutory financial statements and financial statements prepared in accordance with GAAP are that statutory financial statements do not reflect DAC, some bond portfolios may be carried at amortized cost, assets and liabilities are presented net of reinsurance, contract holder liabilities are generally valued using more conservative assumptions and certain assets are non-admitted. Accordingly, statutory operating results and statutory capital and surplus may differ substantially from amounts reported in the GAAP basis financial statements for comparable items.

Insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC and OSFI. RBC is used to evaluate the adequacy of capital and surplus maintained by insurance Companies in relation to risks associated with: (i) asset risk, (ii) insurance risk, (iii) interest rate risk and (iv) business risk.

As of December 31, 2012, each of the Companies has exceeded the minimum RBC requirements. The Companies are restricted by state laws and regulations as to the amount of dividends they may pay to their parent without regulatory approval in any year, the purpose of which is to protect affected insurance policyholders, depositors or investors. Any dividends in excess of limits are deemed “extraordinary” and require approval. The Companies had requested, received approval and paid both ordinary and extraordinary dividends in 2012. The maximum dividend payout which may be made without prior approval in 2013 is $30.9 million.

11.	COMMITMENTS AND CONTINGENCIES

The Companies are subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Companies.

HSBC INSURANCE COMPANY OF DELAWARE

HOUSEHOLD LIFE INSURANCE COMPANY OF DELAWARE AND ITS SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS – (Continued)

12.	SUBSEQUENT EVENTS

As of June 14, 2013, the events subsequent to December 31, 2012 of which the Companies are aware consist solely of the previously announced acquisition of the Companies on March 31, 2013, by Pavonia Holdings (US) Inc. (“Pavonia”), a wholly-owned subsidiary of Enstar Group Limited. The aggregate purchase price paid by Pavonia at closing was approximately $155.6 million.

Prior to the completion of the sale, the Companies transferred $58.0 million to their parent.